SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 6, 2005

MERCURY AIR GROUP, INC.

(Exact name of Registrant as specified in Charter)

DELAWARE	001-07134	11-800515

(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

5456 McConnell Avenue, Los Angeles, CA 90066
(Address of Principal Executive Offices/Zip Code)

Registrant’s telephone number, including area code: (310) 827-2737

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT
ITEM 1.01 Entry into a Material Definitive Agreement
ITEM 9.01 Financial Statements and Exhibits
SIGNATURE
EXHIBIT INDEX
Exhibit 10.1
Exhibit 10.2

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

     On April 6, 2005, Mercury Air Group, Inc. (the “Company”) and Bank of America, N.A. (the “Lender”) executed the Third Amendment to Loan Agreement (the “Third Amendment”) that amends certain terms and conditions to the Loan Agreement dated as of July 29, 2004 between the Company and the Lender, as previously amended. The Loan Agreement, as amended by the Third Amendment, will expire on July 31, 2007, or earlier under certain conditions, and provides for cash advances and letters of credit up to the lesser of $30,000,000 or the Borrowing Base (the “Credit Facility”). The Borrowing Base, as defined in the Credit Facility, as amended by the Third Amendment, is determined monthly and will be equal to 80% of the balance due on Domestic Acceptable Receivables. The Credit Facility, as amended, continues to bear interest equal to the Bank’s Prime Rate.

     The Credit Facility, as amended, continues to contain certain financial covenants limiting the amount the Company can expend annually for capital expenditures to $2,000 thousand. The Credit Facility, as amended, also continues to prohibit the repurchase of stock and the payment of cash dividends, except for cash dividends in an amount not to exceed $17,500 thousand, which amount was expended in November 2004, and repurchases of stock in an amount not to exceed $1,000 thousand, by June 30, 2005. The Company will also continue to be required to maintain certain financial targets for tangible net worth and fixed charges.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibits.

10.1	Third Amendment to Loan Agreement dated as of April 6, 2005 among Bank of America, N.A. and Mercury Air Group, Inc. and certain of its subsidiaries.

10.2	Letter from Bank of America, N.A. to Mercury Air Group, Inc. dated March 17, 2005.

SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 8, 2005	MERCURY AIR GROUP, INC.
	By:	/s/ Kent Rosenthal
Kent Rosenthal
Chief Financial Officer

EXHIBIT INDEX

10.1	Third Amendment to Loan Agreement dated as of April 6, 2005 among Bank of America, N.A. and Mercury Air Group, Inc. and certain of its subsidiaries.

10.2	Letter from Bank of America, N.A. to Mercury Air Group, Inc. dated March 17, 2005.

5